14th March 1998



BY FACSIMILE (2546 3910)
CONFIRMATION BY U.S. MAIL

Mr. Cheng Chao Ming
Messrs. King Yuen Investment & Development Limited
Rooms 1008-9, Shun Tak Centre,
West Tower,
Nos. 168-200 Connaught Road Central,
Hong Kong.

     Re: Jensen International Development Limited

CERTIFICATE OF TITLE

Dear Sir,

     We thank you for your request to give you our written  legal opinion on the
chain  of  title  in  respect  of  the  shareholding  of  Jensen   International
Development Limited ("the Company").

     From our examination of the following company documents given to us including the following:-

     1. Certificate of Incorporation of the Company No. 138104 dated 22nd June 1984;

     2.  Business Registration Certificate No. 09087851-000-06-97-7;

     3.  Annual Return of the Company for 1997 up to 22nd June 1997;

     We now certify that:-

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         1. The Company's issued shares comprise of $200,000 ordinary shares of


            Shares                         Beneficial Shareholders

            1.  199,999 ordinary shares    Cheng Chao Ming

            2.  1 ordinary share           Ching Wai Leung


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         2. By  reason  of the  aforesaid,  we can say that  practically  and in reality, Mr. Cheng Chao Ming is the actual and ultimate beneficial owner of the Company through its ownership in 199,999 ordinary shares of the Company and controls the Company.

         We trust the above will be useful to you. In case of queries, do not hesitate to let us know.

Yours faithfully,



Wilson L. Yeung & Co.

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